Exhibit 99.1

Equitrans Midstream Acquires 100% Ownership of EQGP

PITTSBURGH, PA (January 10, 2019) — Equitrans Midstream Corporation (NYSE: ETRN) has completed its exercise of the Limited Call Right, as previously announced, and has purchased all remaining common units in EQGP Holdings, LP (NYSE: EQGP) (EQGP Common Units) for $20.00 per unit in cash. Prior to the Limited Call Right, ETRN closed certain private purchase transactions and owned approximately 96% of the outstanding EQGP Common Units. As a result of the private purchase transactions and completion of the Limited Call Right, EQGP is now an indirect, wholly owned subsidiary of ETRN.

EQGP has filed a Form 25 with the Securities and Exchange Commission (SEC) to delist the EQGP Common Units and withdraw the EQGP Common Units from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (Exchange Act). The EQGP Common Units will continue to be listed through January 21, 2019. On January 22, 2019, EQGP Common Units will no longer be listed and, on that date, EQGP will file a Form 15 with the SEC requesting that the reporting obligations of EQGP under the Exchange Act be suspended.

About Equitrans Midstream Corporation

Equitrans Midstream Corporation (ETRN) has a premier asset footprint in the Appalachian Basin and is one of the largest natural gas gatherers in the United States. With a rich 135-year history in the energy industry, ETRN was launched as a standalone company in 2018 and, through its subsidiaries, has an operational focus on gas gathering systems, transmission and storage systems, and water services assets that support natural gas producers across the Basin. ETRN is helping to meet America’s growing need for clean-burning energy and strives to provide a rewarding workplace and to enrich the communities where its employees live and work. ETRN owns the general partner interest and 100% of the limited partner interest in EQGP Holdings, LP (NYSE: EQGP) and a 12.7% limited partner interest in EQM Midstream Partners, LP (NYSE: EQM). EQGP owns the general partner interest, all of the incentive distribution rights, and a 17.9% limited partner interest in EQM.

For more information on Equitrans Midstream Corporation, visit www.equitransmidstream.com

About EQM Midstream Partners

EQM Midstream Partners, LP (EQM) is a growth-oriented limited partnership formed to own, operate, acquire, and develop midstream assets in the Appalachian Basin. As the third largest gatherer of natural gas in the United States, EQM provides midstream services to producers, utilities, and other customers through its strategically located natural gas transmission, storage, and gathering systems, and water services to support energy development and production in the Marcellus and Utica regions. EQM owns approximately 950 miles of FERC-regulated interstate pipelines and approximately 2,130 miles of high- and low-pressure gathering lines.

For more information on EQM Midstream Partners, LP, visit www.eqm-midstreampartners.com

About EQGP Holdings

EQGP Holdings, LP (EQGP) is a limited partnership that owns the general partner interest, all of the incentive distribution rights, and a 17.9% limited partner interest in EQM Midstream Partners, LP. Equitrans Midstream Corporation owns the general partner interest and 100% of the limited partner interest in EQGP.

For more information on EQGP Holdings, LP, visit www.eqm-midstreampartners.com

Cautionary Statements

Disclosures in this news release contain certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the delisting and deregistration of EQGP Common Units, and the suspension of EQGP’s reporting obligations under the Exchange Act. These statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. ETRN has based these forward-looking statements on current expectations and assumptions about future events. While ETRN considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond ETRN’s control. The risks and uncertainties that may affect the operations, performance and results of ETRN’s business and forward-looking statements include, but are not limited to, those risks discussed in ETRN’s Registration Statement on Form 10 and other filings with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and ETRN does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

Information in this news release regarding EQM is derived from publicly available information published by EQM.

Analyst/Investor inquiries:

Nate Tetlow

Vice President, Corporate Development and Investor Relations

412-553-5834

ntetlow@equitransmidstream.com

Media inquiries:

Natalie A. Cox

Director, Corporate Communications

412-395-3941

ncox@equitransmidstream.com

Source: Equitrans Midstream Corporation